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                                                                    Exhibit 99.1

                         FIRST AMENDMENT TO REGISTRATION
                                RIGHTS AGREEMENT

      THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment"), dated as of October 26, 2001, is entered into by and between SCICLONE PHARMACEUTICALS, INC., a California corporation (the "Company"), and UBS AG, LONDON BRANCH (the "Purchaser").

                                    RECITALS

      WHEREAS, the Company and Purchaser entered into that certain Registration Rights Agreement dated as of October 26, 2000 (the "Agreement").

      WHEREAS, the Company and Purchaser desire to amend Section 2(a) of the Agreement to extend the date that the Shelf Registration is filed from October 26, 2001 to November 5, 2001 (the "Registration Date").

      WHEREAS, under Section 7(g) of the Agreement, the Agreement may be amended only by a written instrument duly executed by the Company and Purchaser.

      WHEREAS, in order to extend the Registration Date under the Agreement, the parties hereto desire to enter into this Amendment in accordance with Section 7(g) of the Agreement.

      NOW, THEREFORE, IT IS AGREED THAT:

      1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

      2.    Amendment.  The date "October 26, 2001" in the first sentence of
Section 2(a) of the Agreement is hereby amended to reflect the date "November 5, 2001."

      3. Effect of Amendment. Except as amended as set forth above, the Agreement shall continue in full force and effect.

      4. Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


UBS AG, LONDON BRANCH               SCICLONE PHARMACEUTICALS, INC.

By:                                 By:
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Name:                               Name:  Donald R. Sellers
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Title:                              Title: President and Chief Executive Officer
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